UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 7, 2018

California Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 Oakdale Avenue, Suite 900 Los Angeles, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On February 7, 2017, California Resources Corporation (“CRC”), acting through its subsidiaries, entered into a series of agreements with a portfolio company of funds in the Private Equity Group of Ares Management, L.P. (“Ares”) to form a joint venture with respect to certain of CRC’s midstream assets. The joint venture, known as Elk Hills Power, LLC (the “JV”), is the owner of a cryogenic gas plant and a 550 megawatt natural gas, combined cycle power plant, each located in Tupman, California. The Ares-backed portfolio company, ECR Corporate Holdings L.P. (the “Ares Portfolio Company”), invested $750 million in the JV and received preferred and certain common equity interests in the JV. The JV then distributed $739 million in cash to CRC. In addition, funds managed by Ares and certain co-investors purchased from CRC $50 million of common stock, par value $0.01 per share, of CRC (the “Shares”) in a private placement at a purchase price of $21.33 per share (representing the volume-weighted average price of the Shares over the preceding 30 trading day period).
In forming the JV, California Resources Elk Hills, LLC (“CRC Sub”), the Ares Portfolio Company and the JV entered into a Second Amended and Restated Limited Liability Company Agreement of the JV (the “LLC Agreement”). Under the terms of the LLC Agreement:

•
The Ares Portfolio Company is entitled to receive monthly preferred distributions from the JV based on a rate of 13.5% per annum on its $750 million investment. For the first three years, of such rate of 13.5% per annum, 9.5% per annum will be paid in cash and CRC Sub may elect to defer 4.0% per annum. Deferred distributions are interest bearing at a rate of 13.5% per annum and will be repaid over the two years following the deferral period. Available cash held by the JV after payment of preferred distributions will be distributed on a monthly basis, 95.25% to CRC and 4.75% to the Ares Portfolio Company.

•
CRC Sub is entitled to redeem the Ares Portfolio Company’s preferred interests and certain common interests during the first five or seven and one-half years at variable amounts that include make-whole premiums if redemption occurs prior to the end of each of the applicable terms. In the event of a redemption, the Ares Portfolio Company is entitled to continue to hold a 4.75% common interest in the JV. The Ares Portfolio Company can cause the JV to effect a monetization transaction if redemption has not occurred after seven and one-half years or upon certain other events.

•
The JV will be governed by a board of managers initially composed of three managers appointed by CRC, three managers appointed by the Ares Portfolio Company, and one independent manager unanimously appointed. The independent manager will not vote except in limited circumstances related to bankruptcy matters. Certain actions will require approval of the Ares Portfolio Company.

•	CRC will consolidate the JV in its financial statements with distributions to the Ares Portfolio Company being reported as income attributable to noncontrolling interest.
CRC Sub will purchase electricity, steam and gas processing services exclusively from the JV (subject to certain limitations, including certain geographical limitations) in exchange for monthly capacity payments pursuant to the terms of a Commercial Agreement, the proceeds of which will be used by the JV to make the distributions described above. CRC Sub may terminate the Commercial Agreement upon redemption of the Ares Portfolio Company’s preferred interests and certain common interests as described above. CRC Sub will also serve as the operator of the JV and provide operational and support services in exchange for a monthly fee pursuant to a Master Services Agreement.
A portion of the proceeds received by CRC from the JV was used to repay approximately $297 million of outstanding revolving loans under its existing 2014 Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent. The remainder of the proceeds may be used for general corporate purposes, including capital expenditures, acquisitions and repaying outstanding indebtedness.
AF V Energy IV AIV 2, L.P., AF V Energy IV AIV 3, L.P., Ares Special Situations Fund IV, L.P., AEOF Holdings I, L.P., AEOF GP Sub, LLC, Discovery Investment Pte Ltd and Universities Superannuation Scheme Limited (the “Investors”) and CRC also entered into separate Stock Purchase Agreements, the form of which is filed as Exhibit 10.4 to this Current Report, that contemplate the sale of the Shares described above (the “Purchase Agreements”). Certain of the Investors and CRC also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) that grants these Investors two demand registration rights (available after 180 days) and piggyback registration rights, in both cases subject to customary limitations. CRC will use the proceeds as described above.
The descriptions of the agreements above do not purport to be complete and are qualified in their entirety by reference to the agreements which are filed as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, and are hereby incorporated into this report by reference.
The foregoing agreements include representations, warranties, covenants and indemnification provisions, which are customary for transactions of this nature. The representations, warranties, covenants and indemnities contained in the agreements were made only for purposes of such agreements and as of specific dates; were solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them rather than establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CRC or any of its subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by CRC.
Item 3.02.    Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 with respect to the Purchase Agreements and Registration Rights Agreement is incorporated herein by reference.
The Shares were offered, issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering. Each Investor represented, among other things, that it is an accredited investor and that it is acquiring the Shares for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws.
Item 8.01.    Other Events.
On February 7, 2018, CRC announced the transaction described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1*
Second Amended and Restated Limited Liability Company Agreement of Elk Hills Power, LLC, dated as of February 7, 2018, by and among Elk Hills Power, LLC, California Resources Elk Hills, LLC and ECR Corporate Holdings L.P.

10.2*	Commercial Agreement, dated as of February 7, 2018, by and between Elk Hills Power, LLC and California Resources Elk Hills, LLC.
10.3*	Master Services Agreement, dated as of February 7, 2018, by and between Elk Hills Power, LLC and California Resources Elk Hills, LLC.
10.4	Form of Stock Purchase Agreement, dated as of February 7, 2018.
10.5
Registration Rights Agreement, dated as of February 7, 2018, by and between California Resources Corporation and AF V Energy IV AIV 2, L.P., AF V Energy IV AIV 3, L.P., Ares Special Situations Fund IV, L.P., AEOF Holdings I, L.P. and AEOF GP Sub, LLC.

99.1	Press Release, dated February 7, 2018.

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. California Resources Corporation agrees to furnish supplementally a copy of any omitted schedules or exhibits to the SEC upon request; provided, however, that California Resources Corporation may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA RESOURCES CORPORATION

	By:	/s/ Roy Pineci
	Name:	Roy Pineci
	Title:	Executive Vice President - Finance

Date: February 7, 2018